RECORD 2nd Qtr. 2026 RESULTS. “ “ Our team produced another quarter of record performance. We are scaling capacity to meet existing program requirements and simultaneously going on offense – winning alternative supplier positions on new programs and in new areas. Jon Rambeau Chief Executive Officer

SPEED . AGILITY . SCALE Aligned with the U.S. Government and its Allies’ Core Mission Priorities and the Accelerating Demand for Access to Space RECORD SECOND QUARTER 2026 RESULTS $182.1M Revenue +58% YoY $14.0M Net Income +106% YoY $54.6M Adj. EBITA 1 30% Margin CONSISTENT GROWTH HIGHLIGHTS Revenue (in $millions) Strong Execution, Accelerating Demand Signals, Growing Footprint and Expanding Visibility $345 $472 $730-$745 2 2024 2025 2026 Record backlog of $1.3 billion Learn more at karman-sd.com 24.4% YoY organic revenue growth Record bookings of nearly $500 million Raising full year guidance 2 Based on fiscal year 2026 revenue guidance as of August 6, 2026. Guidance is a forward-looking statement. See the Company’s filings for further information about our forward-looking statements. 1 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. Please see company filings for a reconciliation of each non-GAAP measure to its most closely comparable GAAP measure.